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                                                                  Exhibit 23.1


                        CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-83653; on Form S-3/A (No. 333-67361) (and on Forms S-8 and S-3 (Nos. 333-88712) of our report dated March 24, 2000, except for Note 2 and the last three paragraphs of Note 7, as to which the date is April 14, 2000 relating to the consolidated financial statements, which appear in Hudson Hotels Corporation Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the headings "Experts" in such Registration Statements.




/s/ PRICEWATERHOUSE COOPERS LLP



Rochester, New York
April 14, 2000